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                                                                     EXHIBIT 2.1

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        AMENDMENT, dated as of October 7, 1996 (this "Amendment"), to the Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996 (the "Merger Agreement"), among U S WEST, Inc., a Delaware corporation ("Acquiror"), Continental Merger Corporation, a Delaware corporation ("Company Sub"), and Continental Cablevision, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H :

        WHEREAS, Acquiror, Company Sub and the Company desire to amend the Merger Agreement in certain respects, as more fully set forth herein; and

        WHEREAS, Section 9.5 of the Merger Agreement permits amendments to the Merger Agreement by the written agreement of Acquiror, Company Sub and the Company.

        NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMENDMENTS TO THE MERGER AGREEMENT

        1.1. DEFINITIONS. (a) The definition of "Class A Preferred Consideration Amount" set forth in Section 1.1 of the Merger Agreement is hereby amended by inserting the clause "but excluding any and all unvested and outstanding shares of Restricted Company Common Stock" at the end thereof.

        (b) The definition of "Class A Preferred Percentage" set forth in
Section 1.1 of the Merger Agreement is hereby amended by deleting the words "Class A" from clause (y) thereof.

        (c) The definition of "Calculation Price" set forth in Section 1.1 of the Merger Agreement is hereby amended and restated as follows:

        "CALCULATION PRICE" shall mean $21.00.

        (d) The definition of "Transaction Value" set forth in Section 1.1 of the Merger Agreement is hereby amended by inserting the clause "but excluding any and all unvested and outstanding shares of Restricted Company Common Stock" at the end thereof.

        (e) Section 1.1 of the Merger Agreement is hereby amended by deleting the definitions of "Cap Price," "Determination Price," "Floor Price," "Intra-Day Closing Prices," "Random Trading Days" and "Trading Day" in their entirety.

        (f) The following additional definitions are hereby added to Section 1.1 of the Merger Agreement:

       "CLASS B COMMON STOCK ELECTION CONVERSION NUMBER" shall mean the quotient of (x) the product of (A) the Class B Common Percentage multiplied by (B)
    the Share Price divided by (y) the Calculation Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth).

       "CONVERSION NUMBER" shall mean the quotient of (x) the product of (A) the Common Percentage multiplied by (B) the Share Price divided by (y) the
    Calculation Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth).

        (g) Section 1.2 of the Merger Agreement is hereby amended by deleting the references therein to the terms "Acquiror Termination Notice," "Cap Top-Up Intent Notice," "Class B Common Stock Election Conversion Number," "Company Termination Notice," "Conversion Number," "Designated Assets,"
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"Designated Asset Fair Market Value," "Floor Top-up Intent Notice," "Put Closing
Date," "Put Exercise Notice," "Put Right" and "Put Shares."

        1.2. THE MERGER. The first sentence of Section 2.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

       Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Acquiror at the Effective Time (as defined in Section 2.3); PROVIDED, HOWEVER, that if either (a) Acquiror, the Company and The Providence Journal Company shall have received a ruling from the IRS satisfactory to each of them (the "Ruling") by the later of (i) the fifth Business Day after the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, other than conditions requiring deliveries at the Closing and the condition set forth in Section 8.1(f) and (ii) November 15, 1996 or (b) Acquiror, the Company and The Providence Journal Company are otherwise satisfied that the receipt of the Ruling is not necessary, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, the Company shall be merged with and into Company Sub at the Effective Time.

        1.3. CONVERSION OF COMPANY COMMON STOCK. (a) Section 3.1(c)(i) of the Merger Agreement is hereby amended by deleting the words "(as determined in accordance with Section 3.1(d))" from clause (x) thereof.

        (b) Section 3.1(c)(ii)(y) of the Merger Agreement is hereby amended by deleting the words "(as determined in accordance with Section 3.1(d))" from clause (1) thereof.

        (c) Section 3.1(c)(ii)(z) of the Merger Agreement is hereby amended by deleting the words "(as determined in accordance with Section 3.1(d))" from clause (2) thereof.

        (d) Section 3.1(d)(i) of the Merger Agreement is hereby amended by deleting the reference to "(i)" therefrom.

        (e) Section 3.1(d)(ii) of the Merger Agreement is hereby deleted in its entirety.

        1.4. COMPANY COMMON STOCK ELECTIONS; EXCHANGE FUND. (a) Section 3.2(c) of the Merger Agreement is hereby amended by (i) inserting the clause "without submitting a revised properly completed Election Form" following the words "Election Form" in the last sentence thereof and (ii) amending and restating the penultimate sentence thereof as follows:

       The Election Form shall include information as to the Share Price, the Cash Consideration Amount, the number of shares of Media Stock and Series D Preferred Stock to be received (subject to proration pursuant to Section 3.3) by a holder of Class B Common Stock making a Stock Election and the number of shares of Media Stock and Series D Preferred Stock and the amount of cash to be received by a holder of Class B Common Stock making a Standard Election and shall state the pricing terms of the Series D Preferred Stock.

        (b) Section 3.2(e) of the Merger Agreement is hereby amended by deleting the words "this Section 3.3" from the last sentence thereof and inserting in lieu thereof the words "this Section 3.2".

        1.5. SHARE PRICE ADJUSTMENT. Section 3.7 of the Merger Agreement is hereby amended by (i) deleting the words "the condition set forth in Section 8.2(h) or" from the first proviso thereof, (ii) deleting the word "conditions" from the second proviso thereof and inserting in lieu thereof the word "condition" and (iii) deleting the word "either" from the second provisio thereof.

        1.6. CONDUCT OF BUSINESS OF THE COMPANY. Section 6.1 of the Merger Agreement is hereby amended by deleting the words ", or take any other action a principal purpose of which is to affect the calculation of the Determination Price" from subsection (xxiii) thereof.

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        1.7. CONDUCT OF BUSINESS OF ACQUIROR AND COMPANY SUB. Section 6.2 of the
Merger Agreement is hereby amended by (i) deleting the text of subsection (vi) thereof and inserting in lieu thereof the words "purchase or sell (or announce any intention or proposal to purchase or sell) shares of Media Stock for cash at a price less than the Calculation Price (other than pursuant to employee benefit plans in the ordinary course of business or pursuant to the U S WEST Shareowner Investment Plan); PROVIDED, HOWEVER, that if the Closing shall not have occurred on or prior to December 31, 1996, then Acquiror and its Subsidiaries shall have the right to purchase (or announce any intention or proposal to purchase) shares of Media Stock for cash at a price less than the Calculation Price after such date" and (ii) deleting the words "and the purchase of the Put Shares pursuant to Section 9.4" from subsection (viii) thereof.

        1.8. ANTITRUST NOTIFICATION. (a) Section 7.6(c) of the Merger Agreement is hereby amended by deleting the words "except as provided in Section 7.6(d)," and inserting in lieu thereof the words "except with the mutual agreement of Acquiror and the Company,".

        (b) Section 7.6(d) of the Merger Agreement is hereby deleted in its entirety.

        1.9. CERTAIN ACTIONS. (a) Section 7.7(a) of the Merger Agreement is hereby amended by deleting the reference to "(a)" therefrom.

        (b) Sections 7.7(b) and 7.7(c) of the Merger Agreement are hereby deleted in their entirety.

        1.10. CONDITIONS PRECEDENT. (a) Section 8.1(b) is hereby amended by inserting the word "and" immediately before clause (iii) and deleting clause
(iv) in its entirety.

        (b) Section 8.2(h) of the Merger Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

        (c) Section 8.3(c) of the Merger Agreement is hereby amended and restated as follows:

        (c) TAX OPINION. The Company shall have received an opinion of Sullivan & Worcester LLP, dated the Closing Date, to the effect that (i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of the Acquiror, the Company and, in the case of the Subsidiary Merger, Company Sub should be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger except (x) with respect to cash received by such stockholder in lieu of fractional shares or pursuant to the exercise of appraisal rights and (y) if a stockholder of the Company receives cash, gain, if any, realized by such stockholder will be recognized, but only to the extent of the cash received. In rendering such opinion, Sullivan & Worcester LLP, may receive and rely upon representations contained in certificates of Acquiror, the Company, certain stockholders of the Company and, in the case of the Subsidiary Merger, Company Sub.

        1.11. TERMINATION. (a) Section 9.1 of the Merger Agreement is hereby amended by (i) deleting the words "8.2(h)," from subsection (d) thereof, (ii) deleting subsections (h) and (i) thereof, (iii) inserting the word "or" at the end of subsection (f) thereof and (iv) deleting the semi-colon from the end of subsection (g) thereof and inserting a period in lieu thereof.

        (b) The text of Section 9.4 of the Merger Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

        1.12. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
Section 10.2 of the Merger Agreement is hereby amended by deleting the word "9.4" therefrom.

        1.13. EXHIBITS. (a) Exhibits A and D of the Merger Agreement are hereby amended and restated in their entirety in the forms attached hereto.

        (b) Exhibits E and F of the Merger Agreement are hereby deleted in their entirety.

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                                   ARTICLE II
                                 MISCELLANEOUS

        2.1. DEFINITIONS. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        2.2. EFFECT OF AMENDMENT; RESTATEMENT. Except as amended by this Amendment, the Merger Agreement shall be unamended and remain in full force and effect. The Merger Agreement, as amended by this Amendment, is hereinafter referred to as the "Agreement", and the parties hereto hereby agree that the Agreement may be restated to reflect the amendments provided for in this Amendment.

        2.3. APPLICABLE LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

        2.4. COUNTERPARTS. This Amendment may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                U S WEST, INC.

                                By:  /s/ CHARLES M. LILLIS
                                     -----------------------------------------
                                     Name: Charles M. Lillis
                                     Title: EXECUTIVE VICE PRESIDENT;
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER OF THE
                                          U S WEST MEDIA GROUP

                                CONTINENTAL MERGER CORPORATION

                                By:  /s/ CHARLES M. LILLIS
                                     -----------------------------------------
                                     Name: Charles M. Lillis
                                     Title: PRESIDENT

                                CONTINENTAL CABLEVISION, INC.

                                By:  /s/ AMOS B. HOSTETTER, JR.
                                     -----------------------------------------
                                     Name: Amos B. Hostetter, Jr.
                                     Title: CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

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